UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2020

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 3.02	Unregistered Sales of Equity Securities.

In October and November 2020, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”), sold an aggregate of 968,750 shares of restricted common stock to eight accredited investors, pursuant to subscription agreements entered into with the investors, in a private offering, at a purchase price of $0.40 per share (raising $387,500 in aggregate).. Each investor was also granted warrants to purchase one times the number of shares purchased, with an exercise price of $1.00 per share. The warrants are exercisable for cash, for 180 days after the Company’s 3-day average volume-weighted average closing price exceeds $1.00 (the “warrants”). In total, the Company granted warrants to purchase an aggregate of 968,750 shares of common stock to the investors described above.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuances and grants described above, since the foregoing issuances and grants did not involve a public offering, the recipients are “accredited investors”, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the warrants described above are exercised in full according to their terms, a maximum of 968,750 shares of common stock will be issuable to the holders thereo.

Item 5.01.	Changes in Control of Registrant.

Effective on December 2, 2020, Texas MDI, Inc. (“Texas MDI”), which entity is beneficially owned by Donal R. Schmidt, Jr., the Chief Executive Officer and member of the Board of Directors of the Company, which entity owned 140,000,000 shares of the Company’s common stock, representing 78.1% of the Company’s then outstanding shares of common stock, distributed such shares of common stock pro-rata and in-kind to its shareholders, for no consideration (the “Distribution”). As a result of the Distribution, a change of control of the Company occurred.

Following the Distribution, no person holds more than 50% of the voting control of the Company. However, Mr. Schmidt, through an entity he owns and controls, holds 54,600,000 shares of the Company’s common stock (30.5% of the Company’s outstanding common stock); Sean P. Berrier, who is employed as Senior Vice President (a non-executive officer position) of the Company, holds 54,600,000 shares of the Company’s common stock (30.5% of the Company’s outstanding common stock); and Dan F. Boone, a party not affiliated with the Company holds 15,400,000 shares of the Company’s common stock (8.6% of the Company’s outstanding common stock).

In connection with the Distribution, each recipient of shares pursuant to the Distribution (other than Mr. Schmidt and Mr. Berrier), entered into a Trading Agreement with the Company, whereby they agreed to not trade any shares they received as part of the Distribution until July 17, 2021.

The foregoing description of the Trading Agreement is not complete and is qualified in its entirety by the Trading Agreement a copy of which is attached as Exhibit 10.2 hereto, and incorporated in this Item 5.01 by reference.

The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1*	Form of Subscription Agreement (October and November 2020 Offering)
10.2*	Form of Trading Agreement November 2020 (Texas MDI, Inc. Distributees)

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: December 7, 2020

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1*	Form of Subscription Agreement (October and November 2020 Offering)
10.2*	Form of Trading Agreement November 2020 (Texas MDI, Inc. Distributees)

*Filed herewith.